EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We do hereby consent to the use of our name in the section entitled “Experts” of the Registration Statement of Stone Energy Corporation (the “Company”), and to the incorporation by reference of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 into the Company’s Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
Executive Vice President

Houston, Texas
June 15, 2007